Exhibit 99.1

OLD SECOND BANCORP, INC.

Quoted: NASDAQ NMS

Symbol: OSBC

For Immediate Release

June 19, 2002

For additional information contact:

Doug Cheatham, Sr. Vice President and CFO

(630) 906-5484

OLD SECOND BANCORP, INC. ANNOUNCES

DIVIDEND INCREASE

Aurora, Illinois, June 19, 2002 — Old Second Bancorp, Inc. (Nasdaq: OSBC) announced today that its board of directors has declared a cash dividend of 20 cents per share, effective July 10, 2002, to stockholders of record on June 28, 2002. Last month, the Company announced a four-for-three stock split, in the form of a dividend, of its outstanding shares of common stock. After the stock split, the current dividend represents a 33% increase from the first quarter 2002 dividend.

Forward Looking Statements: This release may contain forward-looking statements.  Forward looking statements are identifiable by the inclusion of such qualifications as expects, intends, believes, may, likely or other indications that the particular statements are not based upon facts but are rather based upon the company’s beliefs as of the date of this release. Actual events and results may differ significantly from those described in such forward looking statements, due to changes in the economy, interest rates or other factors. For additional information about these factors, please review our filings with the Securities and Exchange Commission.

###